Exhibit 9.19.1

                                    INSURANCE
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    Insurance Coverage:     Carrier:                      Policy             Agent            Address                   Phone
    ------------------      -------                       ------             -----            -------                   -----
1.  MalPractice Insurance   Mag Mutual Ins. Co.           104620             Tom Harkins      8 Piedmon Ctr             404 842 5600
                                                                                              Atlanta, GA 30355
2.  Business Liability      State Farm Ins.               91-M1-1254-4       Robert Giganti   3145 Tucker Norcross Rd.  770 491 3999
    Insurance                                                                                 Tucker, GA 30084
3.  Worker's Compensation   State Farm Ins.               91-ES-4565-1       Robert Giganti   3145 Tucker Norcross Rd.  770 491 3999
                                                                                              Tucker, GA 30084
4.  Group Health Insurance
    Georgia                 United Healthcare Ins. Co.    BPL 29200-25120    David Asbury     1360 Peachtree St.        404 846 3000
                                                                                              Atlanta, GA 30309

    Tennessee               The Principal Financial Group N3698-3393         N/A              3025 West College         800-843-1371
                                                                                              Grand Isle, NB 68803      ex. 4334
5.  Group Life Insurance
    Georgia                 United Healthcare Ins. Co.    BPL 29200-25120    David Asbury     1360 Peachtree St.        404 846 3000
                                                                                              Atlanta, GA 30309

    Tennessee               The Principal Financial       BPL 29200-25120    N/A              3025 West College         800-843-1371
                              Group                                                           Grand Isle, NB 68803      ex. 4334

6.  Group Dental Insurance  The Guardian Co.              G-318872           David Asbury     1360 Peachtree St.        404 846 3000
                                                                                                  Atlanta, GA 30309
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